UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2011 (November 10, 2011)

CSB Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Ohio	0-21714	34-1687530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 North Clay Street, P.O. Box 232, Millersburg, Ohio		44654
(Address of principal executive offices)		(Zip Code)

(330) 674-9015

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 10, 2011, the Board of Directors of CSB Bancorp, Inc. (the “Company”) accepted the resignation of Rick L. Ginther, Senior Vice President of the Company and President and Chief Executive Officer of The Commercial and Savings Bank of Millersburg, Ohio, an Ohio banking corporation and wholly-owned subsidiary of the Company (the “Bank”), effective December 31, 2011. Eddie L. Steiner, the Company’s current President and Chief Executive Officer, will continue in his current position and, effective December 31, 2011, will also assume the titles and responsibilities of President and Chief Executive Officer of the Bank. Mr. Steiner has served as President and Chief Executive Officer of the Company since 2006 and Chairman of the Bank since February 2011.

In conjunction with Mr. Ginther’s resignation, the Bank and Mr. Ginther have entered into an agreement whereby Mr. Ginther will remain employed by the Bank until December 31, 2011. Further, the Bank has agreed to pay Mr. Ginther a lump sum payment representing base salary through the term of the existing employment agreement (July 2012). The Bank will also continue payment of certain benefits on behalf of Mr. Ginther, on the same terms as currently in effect, through June 30, 2012. The Company and Mr. Ginther are working together to assure a smooth transition following Mr. Ginther’s departure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSB Bancorp, Inc.

By:	/s/ Paula J. Meiler
Paula J. Meiler
Senior Vice President and Chief Financial Officer

Date: November 14, 2011